EXTENSION AND SECOND AMENDMENT TO LEASE

This Extension and Second Amendment to Lease (the “Amendment”) is made this 23 day of October, 2012, by and between Martens Properties L.L.L.P., a Maryland limited liability limited partnership (“Landlord”) and Vaccinogen LLC (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease, dated October 24, 2007, pursuant to which Tenant leased four thousand and sixty four (4,064) square feet, known as Suite 406 (the “Leased Premises”), in the commercial office building known as Westview Office Court located at 5300 Westview Drive, Frederick, Maryland 21710 (the “Building”), and

WHEREAS, the term of the Lease will expire on October 31, 2012, and Landlord and Tenant desire to extend the term of the Lease and amend certain other terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Extension of Lease Term. The term of the Lease is hereby extended for a period of six (6) months, commencing on November 1, 2012 (“Extension Commencement Date”) and expiring April 30, 2013 (“Lease Expiration Date”). This First Extension Term shall be upon all the same terms and conditions as set forth in the Lease with respect to the Initial Term thereof, except as modified herein. Tenant will be provided one (1) additional six (6) month extension period by providing Landlord with sixty days (60) prior written notice by February 28, 2013 (hereinafter referred to as "Second Extension Period"). In the Second Extension Period Landlord shall have the right to terminate the lease, at any time, by providing sixty (60) days prior written notice to Tenant. All provisions of the Lease shall govern during any extension period. .

2. Base Rent. As of the Extension Commencement Date, the Base Rent amount of Five Thousand Eighty Nine and 38/100 Dollars ($5,089.38) shall be paid in equal monthly installments.,

3. Additional Rent. In addition to paying the Base Rent specified in Paragraph 2 above, Tenant shall remain obligated to pay to Landlord the amounts determined to be Tax Adjustment and Expense Adjustment (collectively called “Additional Rent”) upon the same terms and conditions as set forth in the Initial Lease.

4. Brokers. Tenant represents and warrants to Landlord that Tenant has not dealt with any realtor, broker, agent, or finder in connection with this Amendment other than McShea and Company, Inc. (“Landlord’s Agent”). Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense or liability for any compensation, commission, or charges claimed by any other realtor, broker, agent, or finder claiming to have dealt with Tenant in connection with this Amendment.

5. Reaffirmation of Terms. All other terms, covenants, and provisions of the Lease not expressly modified and amended hereby shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Lease on the day and year first written above.

WITNESS	TENANT
VACCINOGEN LLC

	By:	/s/ Michael G. Hanna

	Date:	23 October 2012

LANDLORD
WITNESS	MARTENS PROPERTIES L.L.L.P.

By:

Date:

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